RENEWAL AGREEMENT


          RENEWAL AGREEMENT between Owens Corning, a Delaware corporation which was formerly known as Owens-Corning Fiberglas Corporation (the "Corporation") and Glen H. Hiner, Jr. (the "Employee"), which is to be effective as of July 31,1999, the date as of which the employment agreement which is presently in effect between the parties will terminate unless the parties elect to renew it.

                      W I T N E S S E T H:

          WHEREAS the Corporation and the Employee entered into an Employment Agreement dated as of December 15, 1991 which was amended as of April 1, 1992 (the "Grandfathered Contract"); and

          WHEREAS the terms of the Grandfathered Contract provide that said Contract will be terminated as of July 31, 1999, the last day of the month in which the Employee attains age 65, unless the Corporation and the Employee elect to renew it; and

          WHEREAS the Employee is not obligated to continue in the employ of the Corporation after the Grandfathered Contract terminates; and

          WHEREAS the Corporation wishes to assure itself of the services of the Employee during the period commencing upon the termination of the Grandfathered Contract and ending on April 16, 2002 (the "Renewal Term"), on substantially the same terms and conditions as applied before the Renewal Term; and

          WHEREAS the Employee is willing to agree to continue in the employ of the Corporation during the Renewal Term on substantially the same terms and conditions as applied before the Renewal Term; and

          WHEREAS no provision of this Renewal Agreement is intended to amend, modify, enlarge, diminish or otherwise alter the Grandfathered Contract or the respective rights and obligations of the Corporation and the Employee thereunder;

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein set forth, the Corporation and the Employee hereby agree as follows:

          1. That, effective as of the termination of the Grandfathered Contract on July 31, 1999, they shall each be bound by the terms and conditions of the Grandfathered Contract, which are hereby incorporated herein by reference, with the exceptions set forth in paragraphs 2 and 3 below (such terms and conditions with such exceptions being hereafter referred to collectively as the "Successor Terms and Conditions") during the period commencing as of the termination of the Grandfathered Contract on July 31,1999 and ending at the time provided by the Successor Terms and Conditions.

          2. That, effective as of the termination of the Grandfathered Contract on July 31, 1999, in lieu of the clause that appears at the end of Paragraph 1 of the Grandfathered Contract and that reads, "this Agreement shall terminate as of the last day of the month in which Executive attains age 65", there shall be substituted the clause, "this Agreement shall terminate as of April 16, 2002".

          3. That, effective as of the termination of the Grandfathered Contract on July 31,1999, in lieu of the first sentence of subparagraph 10(c)(ii) of the Grandfathered Contract that reads,

     "In the event of a Termination Without Cause or a Termination for Good Reason, Executive shall be entitled to receive from the Company, in a single lump sum payment within 15 business days following such termination, a cash severance payment in an amount equal to 330% of his Base Salary; provided, that in the event of a Termination Without Cause within one year of Executive attaining age 65, the cash severance payment shall be 165% of his Base Salary."

there shall be substituted the following sentence:

     "In the event of a Termination Without Cause or a Termination for Good Reason, Executive shall be entitled to receive from the Company, in a single lump sum payment within 15 business days following such termination, a cash severance payment in an amount equal to 330% of his Base Salary."

          4. That no provision of this Renewal Agreement shall be deemed to amend, modify, enlarge, diminish or otherwise alter the Grandfathered Contract or the respective rights and obligations of the Corporation and the Employee thereunder.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Renewal Agreement effective as of the termination of the Grandfathered Contract on July 31, 1999.


Witness                            OWENS CORNING
                                     By
/s/ Robert C. Lonergan               Robert C. Lonergan
======================               Senior Vice President -
                                     Strategic Resources
Witness

/s/ D.L. Jarvela                   EXECUTIVE
==================




/s/ Glen H. Hiner, Jr.               By
                                     Glen H. Hiner, Jr.